EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-23221, 333-52785, 333-81221, 333-47308, and 333-68524 on Form S-4, Registration Statement Nos. 033-86840, 333-40928, 333-69503, 333-87675, 333-74646, 333-76834, 333-106672, and 333-126353 on Form S-8, and Registration Statement Nos. 333-63976, 333-67988, and 333-130929 on Form S-3 of our report relating to the consolidated financial statements of Washington Mutual, Inc. dated March 8, 2006 (August 4, 2006, as to the effects of the restatement discussed in Note 2) (which report expresses an unqualified opinion), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 8, 2006 (which report expresses an unqualified opinion on the effectiveness of internal control over financial reporting) appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Washington Mutual, Inc. for the year ended December 31, 2005.

Seattle, Washington
March 8, 2006